Exhibit 10.1

CONVERTIBLE NOTE CANCELLATION AND

CAPITAL CONTRIBUTION AGREEMENT

This Convertible Note Cancellation and Capital Contribution Agreement (the “Agreement”) is entered into as of March 31, 2026 (the “Effective Date”), by and between:

Wewards, Inc., a Nevada corporation (the “Company”), and Lei Pei, sole owner and beneficiary of Sky Rover Holdings, LTD, an individual/entity and shareholder of the Company (the “Holder”).

The Company and the Holder may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company previously issued Convertible Promissory Notes dated February 28, 2017 and November 20, 2017 (collectively, the “Notes”) to Sky Rover Holdings, LTD., an entity solely owned by the Holder in the original principal amounts of $2,500,000 and $8,000,000, respectively;

WHEREAS, pursuant to the Notes, interest has accrued on the outstanding principal balance;

WHEREAS, as of the Effective Date, the obligations under the Notes consist of:

•	Principal: $ 9,866,699.85
•	Accrued and unpaid interest: $ 4,483,165.96
•	Total outstanding balance: $ 14,349,865.81 (the “Debt”);

WHEREAS, the Holder is a shareholder of the Company and desires to contribute the Debt to the capital of the Company in order to strengthen the Company’s financial position;

WHEREAS, the Company desires to accept such capital contribution and cancel the Debt.

Effective as of the Effective Date, the Holder hereby irrevocably cancels and forgives the Debt, including the entire outstanding principal and all accrued and unpaid interest under the Note.

Upon such cancellation, the Notes shall be deemed fully satisfied, terminated, and of no further force or effect, and the Company shall have no further obligations under the Note.

The Parties agree that the cancellation of the Debt described in Section 2 constitutes a contribution of capital to the Company by the Holder in the amount of $14,349,865.81.

The Parties further acknowledge and agree that:

a.	The capital contribution is made without the issuance of additional shares or other consideration, unless otherwise approved by the Company’s board of directors; and
b.	The amount of the cancelled Debt shall be recorded on the Company’s books as an increase to additional paid-in capital (or other appropriate equity account).

If the original Note exists in physical form, the Holder agrees to return the original Note to the Company marked “Cancelled” or certify that the Note has been destroyed.

The Holder represents and warrants that:

a.	The Holder is the legal and beneficial owner of the Notes and has full authority to cancel and contribute the Debt;
b.	The Notes have not been assigned, pledged, or otherwise transferred to any third party; and
c.	The capital contribution is made voluntarily.

To the fullest extent permitted by law, the Holder releases the Company from any and all obligations under the Note, and the Company releases the Holder from any claims arising under the Notes.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

This Agreement constitutes the entire agreement between the Parties with respect to the cancellation of the Notes and capital contribution and supersedes all prior agreements relating thereto.

This Agreement may be executed in counterparts, including electronic signatures, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Wewards, Inc.

By:	/s/ Lei Pei
Lei Pei
Director

Holder / Shareholder

By:	/s/ Lei Pei
Holder